Exhibit 23.4
PricewaterhouseCoopers
PricewaterhouseCoopers LLC
600 Grant Street
Pittsburgh, PA 15219
Telephone (412) 355-6000
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-149076 on Form S-8 of our report dated February 29, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The PNC Financial Services Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP

April 4, 2008